EXHIBIT 11


                            MIRAGE RESORTS, INCORPORATED
                         COMPUTATION OF NET INCOME PER SHARE
                                   OF COMMON STOCK


                                                           FOR THE THREE-MONTH
                                                               PERIOD ENDED
                                                                 MARCH 31,
                                                      ___________________________
                                                            1994             1993
                                                      ___________________________


          Weighted-average shares outstanding         90,725,215       75,048,523

          Assumed exercise of options at
            average market price                       7,008,087        4,664,577
                                                      __________       __________

          Weighted-average shares outstanding
            and common stock equivalents
            used in the computation of
            primary earnings per share                97,733,302       79,713,100

          Additional shares issuable upon
            the assumed exercise of options
            at period-end market price                         -            4,948
                                                      __________        _________

          Total shares outstanding assuming
            full dilution                             97,733,302       79,718,048
                                                      ==========       ==========

          Net income                                 $23,348,000       $9,590,000
                                                     ===========       ==========

          Primary earnings per share                    $0.24             $0.12
                                                        =====             =====

          Fully diluted earnings per share              $0.24             $0.12
                                                        =====             =====